UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  May 26, 2011

Lattice Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	000-10690	22-2011859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 N. Park Drive Pennsauken, NJ	08109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 910-1166

(Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On May 16, 2011, we entered into a Contribution and Exchange Agreement  (“Contribution Agreement”) with Ralph Alexander (“Alexander”) pursuant to which Alexander, as sole stockholder, contributed all the outstanding shares of Cummings Creek Capital, Inc. (“Cummings Creek”), a Delaware corporation, to Lattice in exchange for 2,500,000 shares of restricted common stock.   Cummings Creek holds 100% of the outstanding shares of CLR Group Ltd., (“CLR Group”) a government service contractor, with a principal place of business located in O'Fallon, Illinois.

Cummings Creek acquired CLR Group in February 24, 2011 under an earn-out purchase price formula.    Alexander and Cummings Creek also delivered guarantees and other forms of credit support for the benefit of CLR Group’s selling shareholders.

Alexander also invested an additional $550,000 in Cummings Creek in advance of our acquisition of its shares from Alexander.  Further, our primary government services subsidiary, Lattice Government Services (“LGS”), entered into an Employment Agreement with Alexander.   Alexander will serve as chief executive officer of LGS for initial annual compensation of $210,000, as well as other  benefits.   He may be entitled to additional bonus compensation based upon performance.

Item 3.02.	Unregistered Sale of Equity Securities.

As described in Item 2.01, we agreed to issue 2,500,000 shares of our restricted common stock to Ralph Alexander, in exchange for his shares of Cummings Creek Capital, Inc. and its sole subsidiary CLR Group, Ltd.   The issuance of restricted common shares, as described above is exempt from registration under the Securities Act of 1933, pursuant to Section 4(2) of the Securities Act of 1933 or Rule 506 promulgated thereunder, as transactions not involving a public offering.

Detwiler Fenton & Co. provided business broker services for this transaction.  We are paying approximately $35,000 for Detwiler Fenton's services.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.33	Contribution and Exchange Agreement by and among the Company and Cummings Creek Capital, Inc. and Ralph Alexander, dated as of May 16, 2011.

10.34	Executive Employment Agreement, between Lattice Government Services, Inc., and Ralph Alexander dated as of May 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 26, 2011

LATTICE INCORPORATED

By:	/s/ Joe Noto
Name:	Joe Noto
Title:	Chief Financial Officer